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TRIDENT MICROSYSTEMS, INC.


                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-57610, No. 33-59050, No. 33-78094, No. 33-89828,
No. 333-09383, and No. 333-29667) of Trident Microsystems, Inc. of our report dated July 24, 2001 relating to the financial statements which appear in page 30 of this Form 10-K.


PricewaterhouseCoopers LLP
San Jose, California
September 28, 2001